SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement       [   ] Confidential, For Use of the
[   ]  Definitive Proxy Statement              Commission Only
[   ]  Definitive Additional Materials         (as permitted by Rule14a-6(e)(2))
[ X ]  Soliciting Material Under Rule 14a-12

                         THE ROBERT MONDAVI CORPORATION
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:


[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:


--------------------------------------------------------------------------------

                 Talking Points for August 20, 2004 Announcement
       on B to A conversion/Recapitalization, Delaware Reincorporation and
                            Stock Repurchase Program


o The Board and management of Robert Mondavi Corporation are firmly committed to strengthening the Company's competitive position and creating long-term value for all shareholders. As such, they continuously review the organization, practices and policies of the Company to ensure the best practices in corporate governance and the right business strategies are in place for our success.

o As you are aware, the Company has been steadily adopting corporate governance practices that parallel some of the most respected practices in the business world.

o The B to A stock conversion piece announced today is another step we are taking to conform to the best current practices in corporate governance. In this case, subject to shareholder approval, we are taking steps to change the voting rights of shareholders by eliminating the class of stock that enables the Robert Mondavi family to exercise super-voting rights. This step will ensure all owners of Mondavi common stock have a say in the governance of the company through the principle of "one share, one vote."

o By eliminating the dual class stock structure, and creating a unified common stock, the best interests of all shareholders will be served.

o Additionally, seeking the approval of our shareholders to change the state of incorporation from California to Delaware makes good business sense for our company. Many publicly traded companies are incorporated in Delaware and consider it to be one of the best states in which to incorporate because of its modern and flexible corporate laws and its history of dealing with a range of corporate matters.

o Our reincorporation won't result in a change to our Company's operations, the location of our employees or the way the company does business. The stock will continue to trade on NASDAQ under the symbol MOND.

o The Board has authorized a plan to repurchase stock following the annual meeting and the approval of the stock conversion.

                Talking Points on Lifestyle/Luxury Reorganization

o Our Company is heading into a new era and we are positioning ourselves for a successful future.

o Today we announced that we will create two businesses within Robert Mondavi. I wanted to provide you with some context on what that means and how that will impact the business and you personally.

o We have concluded the most logical and effective way to address our market now is to see that it has divided into two distinct segments with different consumer behaviors, marketing and production imperatives, and goals.

     o As we see it, the "lifestyle" business - premium wines priced up to $15 per bottle - has characteristics very similar to traditional consumer packaged goods. A durable, well-regarded brand is a key competitive factor in this category and results from a combination of product quality, successful consumer marketing and sales execution. Purchase decisions by lifestyle wine consumers definitely begin with a desire for great tasting wine, but without sophisticated packaging, advertising and merchandising, no brand can survive, let alone thrive.

     o Successful producers competing in this segment are able to regularly introduce innovative new products, brand extensions, and usage ideas for their product lines. Pricing is also important in this category, meaning profitability is dependent on achieving efficiency and economies of scale in production and distribution.

     o The "luxury" category, comprised of wines retailing for more than $15 per bottle, has somewhat different dynamics. Product quality is of paramount importance, but brand reputation results less from marketing activity and almost exclusively from product reviews, the opinions of industry thought-leaders, and the intrinsic character ("terroir") of the vineyards from which the wines are made. Selling in this category is more knowledge-based and "high-touch", and value pricing is rarely a merchandising technique or competitive factor.

     o Because luxury wines are generally lower-volume, production and distribution efficiency, while always important, are less critical factors in profitability. At the same time, exemplary vineyard management, winemaking, and distribution remain extremely important factors in revenue growth, because in this category you must re-establish your quality credentials with consumers every vintage and also ensure that you are effectively represented in the relatively small number of retail channels serving the luxury category. This is doubly true for producers selling high-end wines above $50 per bottle, a group that includes Robert Mondavi with brands such as Robert Mondavi Winery Reserve, Opus One, Ornellaia, Arrowood, Byron, Luce, and Sena.

     o For these reasons, we will create two businesses. Dennis Joyce will lead the Lifestyle business as Chief Operating Officer. Over the next few weeks, Dennis will be sitting down with leaders of various disciplines around the organization to provide more direction on how the "Lifestyle" business will operate.

     o We are currently conducting an executive search for the leader of the "Luxury" business. We will be looking both internally and externally for this candidate and hope to have someone in place shortly.

     o It is important to note that details on how this transition will take place and ultimately how the reorganization will be structured will be coming in the next several weeks. For the time being, please continue to fulfill your current responsibilities as you have been. Dennis will continue to lead the marketing and sales organization.

     o I am sure you have many questions, and your direct reports will have questions as well.

     o We are going to offer a MENU class on corporate governance that will help explain Robert Mondavi's move to adopt best practices, so employees have a better understanding of some of the recent announcements.

     o I will be sending out an employee voicemail and email today. Additionally, we have posted a Q&A on-line that provides additional detail for you and your teams.

To Recap for Your Teams:

o I will send you an email immediately following this call that helps to recap this discussion. Again, your employees will be receiving a voicemail and email from me as well, but this will help you to provide a brief explanation.

o One thing that we will need to touch upon with employees is that we anticipate this news will be in the local and national press. It is likely that reporters and others will speculate about what this means to the future of the Company. What employees should know is that we (the leaders of this Company) are committed to providing them with the facts, so speculation by the press and others is simply that.

Important Information For Investors And Shareholders





     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE
(707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.





     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.